Exhibit 15.3

List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax

1.	The Republic of Albania

2.	The Republic of Armenia

3.	Australia

4.	The Republic of Austria

5.	The Kingdom of Bahrain

6.	The Republic of Belarus

7.	Belgium

8.	Bosnia and Herzegovina

9.	The Republic of Botswana

10.	The Republic of Bulgaria

11.	Canada

12.	The Republic of Chile

13.	The People’s Republic of China

14.	The Republic of Croatia

15.	Cyprus

16.	Czech Republic

17.	The Kingdom of Denmark

18.	The Arab Republic of Egypt

19.	The Republic of Estonia

20.	The Federal Democratic Republic of Ethiopia

21.	Finland

22.	France

23.	Georgia

24.	The Federal Republic of Germany

25.	The Republic of Ghana

26.	The Hellenic Republic (Greece)

27.	Hong Kong

28.	The Republic of Hungary

29.	The Republic of Iceland

30.	The Republic of India

31.	The State of Israel

32.	Italy

33.	Japan

34.	The Republic of Kazakhstan

35.	The Republic of Kenya

36.	The Republic of Korea

37.	The Republic of Kosovo

38.	The State of Kuwait

39.	The Republic of Latvia

40.	The Republic of Lithuania

41.	The Grand Duchy of Luxembourg

42.	The Republic of Macedonia (now the Republic of North Macedonia)

43.	Malaysia

44.	Malta

45.	The United Mexican States (Mexico)

46.	The Republic of Moldova

47.	Montenegro

48.	The Kingdom of Morocco

49.	The Kingdom of the Netherlands

50.	New Zealand

51.	The Kingdom of Norway

52.	The Islamic Republic of Pakistan

53.	The Republic of Panama

54.	The Republic of Poland

55.	Portuguese Republic

56.	State of Qatar

57.	Romania

58.	Russian Federation

59.	Kingdom of Saudi Arabia

60.	The Republic of Serbia

61.	The Republic of Singapore

62.	Slovak Republic

63.	The Republic of Slovenia

64.	The Republic of South Africa

65.	Kingdom of Spain

66.	Sweden

67.	Switzerland

68.	Kingdom of Thailand

69.	The Republic of Turkey

70.	United Kingdom

71.	Ukraine

72.	United Arab Emirates

73.	The Republic of Uzbekistan

74.	United States of America

75.	The Socialist Republic of Vietnam

76.	The Republic of Zambia